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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investor Fund,
Focus Series, Premier Asian Portfolio, Defined Asset Funds

We consent to the use in this Registration Statement No. 333-50909 of our opinion dated August 5, 1998, relating to the Statement of Condition of Equity Investor Fund, Focus Series, Premier Asian Portfolio, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 5, 1998